UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2004

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada              000-30646             13-3963499
(State or other            (Commission            (IRS Employer
jurisdiction of              File Number)             Identification No.)
incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas           77056
(Address of principal executive offices)            (Zip code)

Registrant’s telephone number, including area code   (713) 622-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 4 -

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) This filing describes certain corrections which Industrial Enterprises of America, Inc. (formerly Advanced Bio/Chem, Inc.), a Nevada corporation (the “Company”), will be making in the course of restating certain of its prior period financial statements. The Company is unaware of any evidence that the restatement is due to any material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the securities laws. In addition, the corrections described in this filing will have no impact on the Company's cash flow, revenue, or covenants under its credit facility or other debt instruments.

On May 18, 2004, the Company sold all of its fixed assets and intellectual property to Power3 Medical Products, Inc., a New York corporation (“Power3”), in consideration for 15,000,000 restricted shares of Power3 common stock, plus the employment of certain of the Company’s employees, and assumption of certain liabilities of the Company by Power3. Following a review of its accounting policy and in consultation with its former independent registered public accounting firm, Fitts, Roberts & Co., P.C. (“FR&C”), and its current independent registered public accounting firm, Beckstead and Watts, LLP (“B&W”), the Company’s Board of Directors has determined to restate its financial statements for the six months ended June 30, 2004 and the nine months ended September 30, 2004, due to a change in accounting estimate in recording the sale of its operating asset at a substantial gain instead of recording the transaction as an exchange of assets at the book value. The effect of the change required a restatement of the financial statements in order to reflect the valuation change in asset value and the related adjustment to discontinuance of operations. The effect of this change was to increase the net loss for the period ended June 30, 2004 by $9,047,553, and for the period ended September 30, 2004 by $9,075,495. Consequently, on January 21, 2005, the Company's Board of Directors concluded that the Company's previously filed financial statements should be restated.

As a result of the above, the Company will restate its financial statements through the third quarter of 2004. The Company estimates that the restatements will have no effect on the Company other than as described above.

These estimates are subject to change as the Company's current independent registered public accounting firm completes its review. The Company will amend the appropriate filings with the Securities and Exchange Commission ("SEC") to include the restated financial statements. As a result of the restatement, the financial statements contained in the Company's prior filings with the SEC for the quarter ended June 30, 2004 and September 30, 2004 should no longer be relied upon.

Section 9 - Financial Statement and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Industrial Enterprises of America, Inc.
January 21, 2005
By: /s/ John D. Mazzuto
John D. Mazzuto, Chief Financial
Officer, Vice Chairman of the Board, Assistant Secretary and a Director